EXHIBIT 99.1

PART I

ITEM 1.	BUSINESS

General

Columbia Banking System, Inc. (referred to in this report as “we,” “our,” and “the Company”) is a registered bank holding company whose wholly owned banking subsidiaries, Columbia State Bank (“Columbia Bank”) and Bank of Astoria (“Astoria”), conduct full-service commercial banking business in the states of Washington and Oregon, respectively. Headquartered in Tacoma, Washington, we provide a full range of banking services to small and medium-sized businesses, professionals and other individuals.

The Company was originally organized in 1988 under the name First Federal Corporation, which was later named Columbia Savings Bank.  In 1990, an investor group acquired a controlling interest in the Company and a second corporation, Columbia National Bankshares, Inc. ("CNBI"), and CNBI's sole banking subsidiary, Columbia National Bank.  In 1993, the Company was reorganized to take advantage of commercial banking business opportunities in our principal market area.  The opportunities to capture commercial banking market share were due to increased consolidations of banks, primarily through acquisitions by out-of-state holding companies, which created dislocation of customers.  As part of the reorganization, CNBI was merged into the Company and Columbia National Bank was merged into the then newly chartered Columbia Bank.  In 1994, Columbia Savings Bank was merged into Columbia Bank.  We have grown from four branch offices at January 1, 1993 to 55 branch offices at December 31, 2007.

Recent Acquisitions

On July 23, 2007, the Company completed its acquisition of Mountain Bank Holding Company (“Mt. Rainier”), the parent company of Mt. Rainier National Bank, Enumclaw, Washington.  Mt. Rainier was merged into the Company and Mt. Rainier National Bank was merged into Columbia Bank doing business as Mt. Rainier Bank.  The results of Mt. Rainier Bank’s operations are included in those of Columbia Bank starting on July 23, 2007.

On July 23, 2007, the Company completed its acquisition of Town Center Bancorp (“Town Center”), the parent company of Town Center Bank, Portland, Oregon.  Town Center was merged into the Company and Town Center Bank was merged into Columbia Bank.  The results of Town Center Bank’s operations are included in those of Columbia Bank starting on July 23, 2007.

On October 1, 2004, the Company completed its acquisition of Astoria, an Oregon state-chartered commercial bank headquartered in Astoria, Oregon.  The acquisition was accounted for as a purchase and Astoria’s results of operations are included in our results beginning October 1, 2004.  Astoria operated as a separate banking subsidiary of the Company until April 1, 2008 when Astoria was merged into Columbia Bank.  Astoria has five full service branch offices located within Clatsop and Tillamook Counties, along the northern Oregon coast.  The deposits of Astoria are insured in whole or in part by the FDIC.  Astoria is subject to regulation by the FDIC and the State of Oregon Department of Consumer and Business Services Division of Finance and Corporate Securities.  Although Astoria is not a member of the Federal Reserve System, the Board of Governors of the Federal Reserve System has certain supervisory authority over the Company, which can also affect Astoria.

Our largest wholly owned banking subsidiary, Columbia Bank, has 50 banking offices located in the Tacoma metropolitan area and contiguous parts of the Puget Sound region of Washington State, as well as the Longview and Woodland communities in southwestern Washington State and in the Portland, Oregon area. Included in Columbia Bank are former branches of Mt. Rainier National Bank, doing business as Mt. Rainier Bank, with seven branches in King and Pierce counties in Washington State.  Substantially all of Columbia Bank’s loans, loan commitments and core deposits are within its service areas. Columbia Bank is a Washington state-chartered commercial bank, the deposits of which are insured in whole or in part by the FDIC. Columbia Bank is subject to regulation by the FDIC and the Washington State Department of Financial Institutions Division of Banks. Although Columbia Bank is not a member of the Federal Reserve System, the Board of Governors of the Federal Reserve System has certain supervisory authority over the Company, which can also affect Columbia Bank.

Company Management

Name	Principal Position
Melanie J. Dressel	President & Chief Executive Officer
Andrew McDonald	Executive Vice President & Chief Credit Officer
Mark W. Nelson	Executive Vice President & Chief Banking Officer
Kent L Roberts	Executive Vice President & Human Resources Director
Gary R. Schminkey	Executive Vice President & Chief Financial Officer

Financial Information about Segments

The Company is managed along two major lines of business within the Columbia Bank banking subsidiary: commercial banking and retail banking.  The treasury function of the Company, although not considered a line of business, is responsible for the management of investments and interest rate risk.  Effective April 1, 2008 the Bank of Astoria banking subsidiary was merged into the Columbia Bank banking subsidiary.  This change in internal organizational structure also changed the composition of the Company’s reportable segments.  Previously, the Bank of Astoria operating results were reported in the Bank of Astoria segment; however, as a result of the change in organizational structure, operating results for the Bank of Astoria are included in the retail banking segment.. Financial information about segments that conform to accounting principles generally accepted in the United States is presented in Note 19 to the Consolidated Financial Statements in “Item 8. Financial Statements and Supplementary Data” of this report.

Business Overview

Our goal is to be the leading Pacific Northwest regional community banking company while consistently increasing earnings and shareholder value. We continue to build on our reputation for excellent customer service in order to be recognized in all markets we serve as the bank of choice for retail deposit customers, small to medium-sized businesses and affluent households.

We have established a network of 55 branches as of December 31, 2007 from which we intend to grow market share. Western Washington locations consist of twenty-four branches in Pierce County, fourteen in King County, three in Cowlitz County, two in Thurston County and one each in Kitsap and Whatcom Counties. Oregon locations include three branches in Clackamas County and two branches in Multnomah County.  Bank of Astoria locations along the northern coastal area of Oregon consist of four branches in Clatsop County and one in Tillamook County.

In order to fund our lending activities and to allow for increased contact with customers, we utilize a branch system to better serve retail and business customer depositors. We believe this approach will enable us to expand lending activities while attracting a stable core deposit base. In order to support our strategy of market penetration and increased profitability, while continuing our personalized banking approach and our commitment to asset quality, we have invested in experienced banking and administrative personnel and have incurred related costs in the creation of our branch network.

Business Strategy

Our business strategy is to provide our customers with the financial sophistication and breadth of products of a regional banking company while retaining the appeal and service level of a community bank. We continually evaluate our existing business processes while focusing on maintaining asset quality and balanced loan and deposit portfolios, expanding total revenue and controlling expenses in an effort to increase our return on average equity and gain operational efficiencies. We believe that as a result of our strong commitment to highly personalized, relationship-oriented customer service, our varied products, our strategic branch locations and the long-standing community presence of our managers, banking officers and branch personnel, we are well positioned to attract and retain new customers and to increase our market share of loans, deposits, and other financial services in the communities we serve. We are committed to increasing market share in the communities we serve by continuing to leverage our existing branch network, adding new branch locations and considering business combinations that are consistent with our expansion strategy throughout the Pacific Northwest.

Products & Services

We place the highest priority on customer service and assist our customers in making informed decisions when selecting from the products and services we offer. We continuously review our products and services to ensure that we provide our customers with the tools to meet their financial institution needs. A more complete listing of all the services and products available to our customers can be found on our website: www.columbiabank.com. Some of the core products and services we offer include:

Personal Banking	Business Banking
• Checking and Saving Accounts	• Checking & Saving Accounts
• Online Banking	• Online Banking
• Electronic Bill Pay	• Electronic Bill Pay
• Consumer Lending	• Remote Deposit Capture
• Residential Lending	• Cash Management
• Visa Card Services	• Commercial & Industrial Lending
• Investment Services	• Real Estate and Real Estate Construction Lending
• Private Banking	• Equipment Finance
• Small Business Services
• Visa Card Services
• Investment Services
• International Banking
• Merchant Card Services

Personal Banking: We offer our personal banking customers an assortment of checking and saving account products including non-interest and interest bearing checking, savings, money market and certificate of deposit accounts. Overdraft protection is also available with direct links to the customer’s checking account. Our online banking service, Columbia Online™, provides our personal banking customers with the ability to safely and securely conduct their banking business 24 hours a day, 7 days a week. Personal banking customers are also provided with a variety of borrowing products including fixed and variable rate home equity loans and lines of credit, home mortgages for purchases and refinances, personal loans, and other consumer loans. Eligible personal banking customers with checking accounts are provided a VISA® Check Card which can be used to make purchases and also act as an ATM card. A variety of Visa® Credit Cards are also available to eligible personal banking customers.

Columbia Private Banking offers clientele requiring complex financial solutions and their businesses credit services, deposit and cash management services, and wealth management. Each private banker provides advisory services and coordinates a relationship team of experienced financial professionals to meet the unique needs of each discerning customer.

Through CB Financial Services(1), personal banking customers are provided with a full range of investment options including mutual funds, stocks, bonds, retirement accounts, annuities, tax-favored investments, US Government securities as well as long-term care and life insurance policies. Qualified investment professionals are available to provide advisory services(2) and assist customers with retirement and education planning.

Business Banking: We offer our business banking customers an assortment of checking, savings, interest bearing money market and certificate of deposit accounts to satisfy all their banking needs. Our Cash Management professionals are available to customize banking solutions with products such as automatic investment and line of credit sweeps; dailyDEPOSIT, our remote deposit product to deposit checks without leaving their place of business; positive pay, to identify fraudulent account activity quickly; and two choices of online banking, Columbia OnLine Business Banking and Streamlined Business Banking. Columbia OnLine Business Banking provides customers with the ability to tailor user access by individual, view balances and transactions, see check images, transfer funds, place stop payments, pay bills electronically, export transaction history in multiple file formats, create wire transfers and originate ACH transactions, such as direct deposit of employees’ payroll. Streamlined Business Banking is our free online solution intended for smaller businesses, or those just starting out. Streamlined Business Banking provides customers with the ability to view balances and transactions, see statements and check images, transfer funds, pay bills electronically and export transaction history in multiple file formats.

We offer a variety of loan products tailored to meet the various needs of business banking customers. Commercial loan products include accounts receivable, inventory and equipment financing as well as Small Business Administration financing. We also offer commercial real estate loan products for construction and development or permanent financing. Historically, lending activities have been primarily directed toward the origination of real estate and commercial loans. Real estate lending activities have been focused on construction and permanent loans for both owner occupants and investor oriented real estate properties.  In addition, the bank has pursued construction and first mortgages on owner occupied, one- to four-family residential properties. Commercial banking has been directed toward meeting the credit and related deposit needs of various sized businesses and professional practice organizations operating in our primary market areas.

(1)
Securities and insurance products are offered by Primevest Financial Services, Inc., an independent, registered broker/dealer.  Member FINRA/SIPC.  Investment products are * Not FDIC insured * May lose value * Not bank guaranteed * Not a deposit * Not insured by any federal government agency.

(2)	Advisory services may only be offered by Investment Adviser Representatives in connection with an appropriate PRIMEVEST Advisory Services Agreement and disclosure brochure as provided.

We offer our business banking customers a selection of Visa® Cards including the Business Check Card that works like a check wherever VISA® is accepted including ATM cash withdrawals 24 hours a day, 7 days a week. We partner with First National Bank of Omaha to offer Visa® Credit Cards such as the Corporate Card which can be used all over the world; the Purchasing Card with established purchasing capabilities based on your business needs; as well as the Business Edition® and Business Edition Plus® that earns reward points with every purchase. Our International Banking Department provides both large and small businesses with the ability to buy and sell foreign currencies as well as obtain letters of credit and wire funds to their customers and suppliers in foreign countries.

Business clients that utilize Columbia’s Merchant Card Services have the ability to accept both Visa® and MasterCard® sales drafts for deposit directly into their business checking account. Merchants are provided with a comprehensive accounting system tailored to meet each merchant’s needs, which includes month-to-date credit card deposit information on a transaction statement. Internet access is available to view merchant reports that allow business customers to review merchant statements, authorized, captured, cleared and settled transactions.

Through CB Financial Services(1), customers are provided with an array of investment options and all the tools and resources necessary to assist them in reaching their investment goals. Some of the investment options available to customers include 401(k), Simple IRA, Simple Employee Pensions, Buy-Sell Agreements, Key-Man Insurance, Business Succession Planning and personal investments.

Competition

Our industry is highly competitive. Several other financial institutions with greater resources compete for banking business in our market areas. Among the advantages of some of these institutions are their ability to make larger loans, finance extensive advertising and promotion campaigns, access international financial markets and allocate their investment assets to regions of highest yield and demand. In addition to competition from other banking institutions, we continue to experience competition from non-banking companies such as credit unions, brokerage houses and other financial services companies. We compete for loans, deposits and other financial services by offering our customers similar breadth of products as our larger competitors while delivering a more personalized service level with faster transaction turnaround time.

Market Areas

Washington: Over half of our total branches within Washington are located in Pierce County, with an estimated population of 790,500 residents. At June 30, 2007 our Pierce County branch locations’ share of the county’s total deposit market was 17%(3), ranking first amongst our competition. Also located in Pierce County is our Company headquarters in the city of Tacoma and one nearby operational facility. Some of the most significant contributors to the Pierce County economy are the Port of Tacoma which accounts for more than 43,000 jobs, McChord Air Force Base and Fort Lewis Army Base that account for nearly 20% of the County’s total employment and the manufacturing industry which supplies the Boeing Company.

We operate fourteen branch locations in King County, including Seattle, Bellevue and Redmond.  King County, which is Washington’s most highly populated county at approximately 1.8 million residents, is a market that has significant growth potential for our Company and will play a key role in our expansion strategy in the future. At June 30, 2007 our share of the King County deposit market was less than 1%(3); however, we have made significant inroads within this market through the strategic expansion of our banking team. The north King County economy is primarily made up of the aerospace, construction, computer software and biotechnology industries. South King County with its close proximity to Pierce County is considered a natural extension of our primary market area. The economy of south King County is primarily comprised of residential communities supported by light industrial, retail, aerospace and distributing and warehousing industries.

Some other market areas served by the Company include Cowlitz County where we operate three branch locations that account for 11%(3) of the deposit market share, Thurston County were we operate two branches offices, and Kitsap and Whatcom County where we operate one branch in each county.

(1)
Securities and insurance products are offered by Primevest Financial Services, Inc., an independent, registered broker/dealer.  Member FINRA/SIPC.  Investment products are * Not FDIC insured * May lose value * Not bank guaranteed * Not a deposit * Not insured by any federal government agency.

(3)	Source: FDIC Annual Summary of Deposit Report as of June 30, 2007.

Oregon: With the acquisition of Town Center Bancorp in July, 2007, we added five branches in Clackamas and Multnomah counties in the Portland, Oregon area, which have less than 1%(3) of the total deposit market share in each of those counties.  Bank of Astoria’s five branches located in the western portions of Clatsop and Tillamook Counties, in the northern Oregon coastal area account for 34%(3) and 6%(3) of the deposit market share, respectively. Oregon market areas provide a significant opportunity for expansion in the future. Both Clatsop and Tillamook Counties are comprised primarily of tourism, forestry and commercial fishing related businesses.

Employees

As of December 31, 2007 the Company and its banking subsidiaries employed approximately 775 full time equivalent employees. We value our employees and pride ourselves on providing a professional work environment accompanied by comprehensive benefit programs. We are committed to providing flexible and value-added benefits to our employees through a “Total Compensation Philosophy” which incorporates all compensation and benefits.  Our continued commitment to employees contributed to Columbia Bank being named one of Washington’s Best Workplaces in 2007 by the Puget Sound Business Journal.

Available Information

We file annual reports on Form 10-K, quarterly reports on Form 10-Q, periodic reports on Form 8-K, proxy statements and other information with the United States Securities and Exchange Commission (“SEC”). The public may obtain copies of these reports and any amendments at the SEC’s Internet site, www.sec.gov. Additionally, reports filed with the SEC can be obtained through our website at www.columbiabank.com. These reports are available through our website as soon as reasonably practicable after they are filed electronically with the SEC. Information contained on our website is not intended to be incorporated by reference into this report.

Supervision and Regulation

General

The following discussion describes elements of the extensive regulatory framework applicable to Columbia Banking System, Inc. (the “Company”), Columbia State Bank and Mt. Rainier Bank, a dba of Columbia State Bank (together referred to herein as “Columbia Bank”), and Bank of Astoria. This regulatory framework is primarily designed for the protection of depositors, federal deposit insurance funds and the banking system as a whole, rather than specifically for the protection of shareholders. Due to the breadth of this regulatory framework, our costs of compliance continue to increase in order to monitor and satisfy these requirements.

To the extent that this section describes statutory and regulatory provisions, it is qualified in its entirety by reference to those provisions. These statutes and regulations, as well as related policies, are subject to change by Congress, state legislatures and federal and state regulators. Changes in statutes, regulations or regulatory policies applicable to us, including interpretation or implementation thereof, could have a material effect on our business or operations.

Federal Bank Holding Company Regulation

General. The Company is a bank holding company as defined in the Bank Holding Company Act of 1956, as amended (“BHCA”), and is therefore subject to regulation, supervision and examination by the Federal Reserve. In general, the BHCA limits the business of bank holding companies to owning or controlling banks and engaging in other activities closely related to banking. The Company must file reports with and provide the Federal Reserve such additional information as it may require. Under the Financial Services Modernization Act of 1999, a bank holding company may apply to the Federal Reserve to become a financial holding company, and thereby engage (directly or through a subsidiary) in certain expanded activities deemed financial in nature, such as securities brokerage and insurance underwriting.

Holding Company Bank Ownership. The BHCA requires every bank holding company to obtain the prior approval of the Federal Reserve before (i) acquiring, directly or indirectly, ownership or control of any voting shares of another bank or bank holding company if, after such acquisition, it would own or control more than 5% of such shares; (ii) acquiring all or substantially all of the assets of another bank or bank holding company; or (iii) merging or consolidating with another bank holding company.

(3)               Source: FDIC Annual Summary of Deposit Report as of June 30, 2007.

Holding Company Control of Nonbanks. With some exceptions, the BHCA also prohibits a bank holding company from acquiring or retaining direct or indirect ownership or control of more than 5% of the voting shares of any company which is not a bank or bank holding company, or from engaging directly or indirectly in activities other than those of banking, managing or controlling banks, or providing services for its subsidiaries. The principal exceptions to these prohibitions involve certain non-bank activities that, by statute or by Federal Reserve regulation or order, have been identified as activities closely related to the business of banking or of managing or controlling banks.

Transactions with Affiliates. Subsidiary banks of a bank holding company are subject to restrictions imposed by the Federal Reserve Act on extensions of credit to the holding company or its subsidiaries, on investments in their securities and on the use of their securities as collateral for loans to any borrower. These regulations and restrictions may limit the Company’s ability to obtain funds from its subsidiary banks for its cash needs, including funds for payment of dividends, interest and operational expenses.

Tying Arrangements. We are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit, sale or lease of property or furnishing of services. For example, with certain exceptions, neither the Company nor its subsidiaries may condition an extension of credit to a customer on either (i) a requirement that the customer obtain additional services provided by us; or (ii) an agreement by the customer to refrain from obtaining other services from a competitor.

Support of Subsidiary Banks. Under Federal Reserve policy, the Company is expected to act as a source of financial and managerial strength to its subsidiary banks.  This means that the Company is required to commit, as necessary, resources to support Columbia Bank and the Bank of Astoria. Any capital loans a bank holding company makes to its subsidiary banks are subordinate to deposits and to certain other indebtedness of those subsidiary banks.

State Law Restrictions. As a Washington corporation, the Company is subject to certain limitations and restrictions under applicable Washington corporate law. For example, state law restrictions in Washington include limitations and restrictions relating to indemnification of directors, distributions to shareholders, transactions involving directors, officers or interested shareholders, maintenance of books, records, and minutes, and observance of certain corporate formalities.

Federal and State Regulation of Columbia State Bank and Astoria

General. The deposits of Columbia Bank, a Washington chartered commercial bank with branches in Washington and Oregon, and the Bank of Astoria, an Oregon chartered commercial bank, are insured by the FDIC.  As a result, Columbia Bank is subject to supervision and regulation by the Washington Department of Financial Institutions, Division of Banks and the FDIC. The Bank of Astoria is primarily regulated by the Oregon Department of Consumer and Business Services and the FDIC. With respect to branches of Columbia Bank in Oregon, the Bank is also subject to supervision and regulation by, respectively, the Oregon Department of Consumer and Business Services, as well as the FDIC. These agencies have the authority to prohibit banks from engaging in what they believe constitute unsafe or unsound banking practices.

Community Reinvestment. The Community Reinvestment Act of 1977 requires that, in connection with examinations of financial institutions within their jurisdiction, the Federal Reserve or the FDIC evaluate the record of the financial institution in meeting the credit needs of its local communities, including low and moderate-income neighborhoods, consistent with the safe and sound operation of the institution. A bank’s community reinvestment record is also considered by the applicable banking agencies in evaluating mergers, acquisitions and applications to open a branch or facility.

Insider Credit Transactions. Banks are also subject to certain restrictions imposed by the Federal Reserve Act on extensions of credit to executive officers, directors, principal shareholders or any related interests of such persons. Extensions of credit (i) must be made on substantially the same terms, including interest rates and collateral, and follow credit underwriting procedures that are at least as stringent as those prevailing at the time for comparable transactions with persons not covered above and who are not employees; and (ii) must not involve more than the normal risk of repayment or present other unfavorable features. Banks are also subject to certain lending limits and restrictions on overdrafts to insiders. A violation of these restrictions may result in the assessment of substantial civil monetary penalties, the imposition of a cease and desist order, and other regulatory sanctions.

Regulation of Management. Federal law (i) sets forth circumstances under which officers or directors of a bank may be removed by the institution's federal supervisory agency; (ii) places restraints on lending by a bank to its executive officers, directors, principal shareholders, and their related interests; and (iii) prohibits management personnel of a bank from serving as a director or in other management positions of another financial institution whose assets exceed a specified amount or which has an office within a specified geographic area.

Safety and Soundness Standards. Federal law imposes certain non-capital safety and soundness standards upon banks. These standards cover, among other things, internal controls, information systems, internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, compensation and benefits.  Additional standards apply to asset quality, earnings and stock valuation. An institution that fails to meet these standards must develop a plan acceptable to its regulators, specifying the steps that the institution will take to meet the standards. Failure to submit or implement such a plan may subject the institution to regulatory sanctions.

Interstate Banking And Branching

The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (“Interstate Act”) permits relaxed prior interstate branching restrictions under federal law by permitting nationwide interstate banking and branching under certain circumstances. Generally, bank holding companies may purchase banks in any state, and states may not prohibit these purchases. Additionally, banks are permitted to merge with banks in other states, as long as the home state of neither merging bank has opted out under the legislation. The Interstate Act requires regulators to consult with community organizations before permitting an interstate institution to close a branch in a low-income area. Federal banking agency regulations prohibit banks from using their interstate branches primarily for deposit production and the federal banking agencies have implemented a loan-to-deposit ratio screen to ensure compliance with this prohibition.

Washington and Oregon have both enacted “opting in” legislation in accordance with the Interstate Act provisions allowing banks to engage in interstate merger transactions, subject to certain “aging” requirements.  Under Washington law, an out-of-state bank may, subject to Department of Financial Institution approval, open de novo branches in Washington or acquire an in-state branch so long as the home state of the out-of-state bank has reciprocal laws with respect to de novo branching or branch acquisitions.  In contrast, Oregon restricts an out-of-state bank from opening de novo branches, and no out-of-state bank may conduct banking business at a branch located in Oregon unless the out-of-state bank has converted from, has assumed all, or substantially all, of Oregon deposit liabilities of or has merged with an insured institution that, by itself or together with any predecessor, has been engaged in banking business in Oregon for at least three years.

Deposit Insurance

In 2006, federal deposit insurance reform legislation was enacted that (i) required the FDIC to merge the Bank Insurance Fund and the Savings Association Insurance Fund into a newly created Deposit Insurance Fund; (ii) increases the amount of deposit insurance coverage for retirement accounts; (iii) allows for deposit insurance coverage on individual accounts to be indexed for inflation starting in 2010; (iv) provides the FDIC more flexibility in setting and imposing deposit insurance assessments; and (v) provides eligible institutions credits on future assessments.

The Banks’ deposits are currently insured to a maximum of $100,000 per depositor through the Deposit Insurance Fund. The Banks are each required to pay deposit insurance premiums, which are assessed and paid regularly.  The premium amount is based upon a risk classification system established by the FDIC.  Banks with higher levels of capital and a low degree of supervisory concern are assessed lower premiums than banks with lower levels of capital or a higher degree of supervisory concern.

Dividends

The principal source of the Company’s cash is from dividends received from its subsidiary banks, which are subject to government regulation and limitations. Regulatory authorities may prohibit banks and bank holding companies from paying dividends in a manner that would constitute an unsafe or unsound banking practice or would reduce the amount of its capital below that necessary to meet minimum applicable regulatory capital requirements. Oregon and Washington law also limit a bank’s ability to pay dividends that are greater than the bank’s retained earnings without approval of the applicable banking agency.

Capital Adequacy

Regulatory Capital Guidelines. Federal bank regulatory agencies use capital adequacy guidelines in the examination and regulation of bank holding companies and banks. The guidelines are “risk-based,” meaning that they are designed to make capital requirements more sensitive to differences in risk profiles among banks and bank holding companies.

Tier I and Tier II Capital. Under the guidelines, an institution’s capital is divided into two broad categories, Tier I capital and Tier II capital.  Tier I capital generally consists of common stockholders’ equity, surplus and undivided profits.  Tier II capital generally consists of the allowance for loan losses and hybrid capital instruments.  The sum of Tier I capital and Tier II capital represents an institution’s total capital.  The guidelines require that at least 50% of an institution’s total capital consist of Tier I capital.

Risk-based Capital Ratios. The adequacy of an institution’s capital is gauged primarily with reference to the institution’s risk-weighted assets.  The guidelines assign risk weightings to an institution’s assets in an effort to quantify the relative risk of each asset and to determine the minimum capital required to support that risk.  An institution’s risk-weighted assets are then compared with its Tier I capital and total capital to arrive at a Tier I risk-based ratio and a total risk-based ratio, respectively.  The guidelines provide that an institution must have a minimum Tier I risk-based ratio of 4% and a minimum total risk-based ratio of 8%.

Leverage Ratio. The guidelines also employ a leverage ratio, which is Tier I capital as a percentage of total assets, less intangibles.  The principal objective of the leverage ratio is to constrain the maximum degree to which a bank holding company may leverage its equity capital base. The minimum leverage ratio is 3%; however, for all but the most highly rated bank holding companies and for bank holding companies seeking to expand, regulators expect an additional cushion of at least 1% to 2%.

Prompt Corrective Action. Under the guidelines, an institution is assigned to one of five capital categories depending on its total risk-based capital ratio, Tier I risk-based capital ratio, and leverage ratio, together with certain subjective factors. The categories range from “well capitalized” to “critically undercapitalized.”  Institutions that are “undercapitalized” or lower are subject to certain mandatory supervisory corrective actions.

In 2007, the federal banking agencies, including the FDIC and the Federal Reserve, approved final rules to implement new risk-based capital requirements. Presently, this new advanced capital adequacy framework, called Basel II, is applicable only to large and internationally active banking organizations. Basel II changes the existing risk-based capital framework by enhancing its risk sensitivity. Whether Basel II will be expanded to apply to banking organizations like ours is unclear at this time, and what effect such regulations would have on us cannot be predicted, but we do not expect our operations would be significantly impacted.

Regulatory Oversight and Examination

The Federal Reserve conducts periodic inspections of bank holding companies, which are performed both onsite and offsite. The supervisory objectives of the inspection program are to ascertain whether the financial strength of the bank holding company is being maintained on an ongoing basis and to determine the effects or consequences of transactions between a holding company or its non-banking subsidiaries and its subsidiary banks. For holding companies under $10 billion in assets, the inspection type and frequency varies depending on asset size, complexity of the organization, and the holding company’s rating at its last inspection.

Banks are subject to periodic examinations by their primary regulators. Bank examinations have evolved from reliance on transaction testing in assessing a bank’s condition to a risk-focused approach. These examinations are extensive and cover the entire breadth of operations of the bank. Generally, safety and soundness examinations occur on an 18-month cycle for banks under $500 million in total assets that are well capitalized and without regulatory issues, and 12-months otherwise. Examinations alternate between the federal and state bank regulatory agency or may occur on a combined schedule. The frequency of consumer compliance and CRA examinations is linked to the size of the institution and its compliance and CRA ratings at its most recent examinations. However, the examination authority of the Federal Reserve and the FDIC allows them to examine supervised banks as frequently as deemed necessary based on the condition of the bank or as a result of certain triggering events.

Corporate Governance and Accounting Legislation

Sarbanes-Oxley Act of 2002. The Sarbanes-Oxley Act of 2002 (the “Act”) addresses among other things, corporate governance, auditing and accounting, enhanced and timely disclosure of corporate information, and penalties for non-compliance. Generally, the Act (i) requires chief executive officers and chief financial officers to certify to the accuracy of periodic reports filed with the Securities and Exchange Commission (the “SEC”); (ii) imposes specific and enhanced corporate disclosure requirements; (iii) accelerates the time frame for reporting of insider transactions and periodic disclosures by public companies; (iv) requires companies to adopt and disclose information about corporate governance practices, including whether or not they have adopted a code of ethics for senior financial officers and whether the audit committee includes at least one “audit committee financial expert;” and (v) requires the SEC, based on certain enumerated factors, to regularly and systematically review corporate filings.

To deter wrongdoing, the Act (i) subjects bonuses issued to top executives to disgorgement if a restatement of a company's financial statements was due to corporate misconduct; (ii) prohibits an officer or director misleading or coercing an auditor; (iii) prohibits insider trades during pension fund “blackout periods”; (iv) imposes new criminal penalties for fraud and other wrongful acts; and (v) extends the period during which certain securities fraud lawsuits can be brought against a company or its officers.

 As a publicly reporting company, we are subject to the requirements of the Act and related rules and regulations issued by the SEC and NASDAQ. After enactment, we updated our policies and procedures to comply with the Act’s requirements and have found that such compliance, including compliance with Section 404 of the Act relating to management control over financial reporting, has resulted in significant additional expense for the Company. We anticipate that we will continue to incur such additional expense in our ongoing compliance.

Anti-terrorism Legislation

USA Patriot Act of 2001. The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, intended to combat terrorism, was renewed with certain amendments in 2006 (the “Patriot Act”).  Certain provisions of the Patriot Act were made permanent and other sections were made subject to extended “sunset” provisions. The Patriot Act, in relevant part, (i) prohibits banks from providing correspondent accounts directly to foreign shell banks; (ii) imposes due diligence requirements on banks opening or holding accounts for foreign financial institutions or wealthy foreign individuals; (iii) requires financial institutions to establish an anti-money-laundering compliance program; and (iv) eliminates civil liability for persons who file suspicious activity reports.  The Act also includes provisions providing the government with power to investigate terrorism, including expanded government access to bank account records.  While the Patriot Act has had minimal affect on our record keeping and reporting expenses, we do not believe that the renewal and amendment will have a material adverse effect on our business or operations.

Financial Services Modernization

Gramm-Leach-Bliley Act of 1999. The Gramm-Leach-Bliley Financial Services Modernization Act of 1999 brought about significant changes to the laws affecting banks and bank holding companies.  Generally, the Act (i) repeals historical restrictions on preventing banks from affiliating with securities firms; (ii) provides a uniform framework for the activities of banks, savings institutions and their holding companies; (iii) broadens the activities that may be conducted by national banks and banking subsidiaries of bank holding companies; (iv) provides an enhanced framework for protecting the privacy of consumer information and requires notification to consumers of bank privacy policies; and (v) addresses a variety of other legal and regulatory issues affecting both day-to-day operations and long-term activities of financial institutions. Bank holding companies that qualify and elect to become financial holding companies can engage in a wider variety of financial activities than permitted under previous law, particularly with respect to insurance and securities underwriting activities.

Recent Legislation

Financial Services Regulatory Relief Act of 2006. In 2006, the President signed the Financial Services Regulatory Relief Act of 2006 into law (the “Relief Act”). The Relief Act amends several existing banking laws and regulations, eliminates some unnecessary and overly burdensome regulations of depository institutions and clarifies several existing regulations. The Relief Act, among other things, (i) authorizes the Federal Reserve Board to set reserve ratios; (ii) amends regulations of national banks relating to shareholder voting and granting of dividends; (iii) amends several provisions relating to loans to insiders, regulatory applications, privacy notices, and golden parachute payments; and (iv) expands and clarifies the enforcement authority of federal banking regulators. Our business, expenses, and operations have not been significantly impacted by this legislation.

Effects of Government Monetary Policy

Our earnings and growth are affected not only by general economic conditions, but also by the fiscal and monetary policies of the federal government, particularly the Federal Reserve. The Federal Reserve implements national monetary policy for such purposes as curbing inflation and combating recession, but its open market operations in U.S. government securities, control of the discount rate applicable to borrowings from the Federal Reserve, and establishment of reserve requirements against certain deposits, influence the growth of bank loans, investments and deposits, and also affect interest rates charged on loans or paid on deposits. The nature and impact of future changes in monetary policies, such as the recent lowering of the Federal Reserve’s discount rate, and their impact on us cannot be predicted with certainty.

ITEM 2.	PROPERTIES

Locations

The Company’s principal Columbia Bank properties include our corporate headquarters which is located at 13th & A Street, Tacoma, Washington, in Pierce County, where we occupy 62,000 square feet of office space, 4,000 square feet of commercial lending space and 750 square feet of branch space under various operating lease agreements, an operations facility in Lakewood, Washington, where we own 58,000 square feet of office space and an office facility in Tacoma, Washington, that includes a branch where we occupy 26,000 square feet under various operating lease agreements

In Pierce County we conduct business in twenty additional branch locations, fourteen of which are owned and six of which are leased under various operating lease agreements. In King County we conduct business in nine branch locations, six of which are owned and three of which are leased. In Kitsap, Thurston, Cowlitz and Whatcom counties we conduct business in seven branch locations, five of which are owned and two that are leased under various operating lease agreements.  In addition, Columbia Bank, dba Mt. Rainier Bank, conducts business in seven branch locations in King and Pierce counties.  In the Portland metropolitan area, Columbia Bank conducts business in five branch locations in Clackamas and Multnomah counties.  Finally, Columbia Bank, dba Bank of Astoria, conducts business in five branch locations in Clatsop and Tillamook counties

For additional information concerning our premises and equipment and lease obligations, see Note 8 and 16, respectively, to the Consolidated Financial Statements in “Item 8. Financial Statements and Supplementary Data” of this report.